Exhibit 10.4

                            ASSET PURCHASE AGREEMENT

           ASSET PURCHASE AGREEMENT dated this 19th day of February, 1997, by and between

           HOME HEALTH AIDES, INC., a New York corporation, with offices at 50 Clinton Street, Hempstead, New York 11550 ("Home Health") and H.H.A. AIDES, INC., a New York corporation, with offices located at 1787 Veterans Highway, Islandia, New York 11779 ("HHA") (Home Health and HHA are sometimes referred to individually as "Seller" and collectively as "Sellers"); and

           HEALTH ACQUISITION CORP. D/B/A ALLEN HEALTH CARE SERVICES, a New York corporation, with offices at 175-20 Hillside Avenue, Jamaica, New York 11432 ("Buyer").

                                    RECITALS

           A. Sellers are engaged in the business of providing home health care in Nassau and Suffolk Counties in the State of New York.

           B. Sellers desire to sell and transfer to Buyer, and Buyer desires to acquire from Sellers, certain of the assets of the Sellers' business, subject to and upon the conditions and terms set forth in this Agreement.

           NOW, THEREFORE, in consideration of the foregoing recitals, the mutual representations, warranties, covenants and agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

           1.1 Definitions:

           For all purposes of this Agreement, except as otherwise expressly provided,

           (i) the terms defined in this Agreement include the plural as well as the singular,

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           (ii) all  accounting  terms not  otherwise  defined  herein  have the meanings assigned under generally accepted accounting principles,

           (iii) all references in this Agreement to designated "Articles," "Sections," "Subsections" and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of the body of this Agreement,

           (iv) all references in this Agreement to "Exhibits" or "Schedules" are to the Exhibits and Schedules attached to this Agreement,

           (v)  pronouns  of  either   gender  or  neuter  shall   include,   as
appropriate, the other pronoun forms, and

           (vi) unless the context requires otherwise, the words "herein," "hereof" and "hereunder," and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Subsection or other subdivision.

           As used in this Agreement and the Exhibits, the following definitions shall apply:

           "Agreement" means this Asset Purchase Agreement by and between Buyer and Sellers, as the same may be amended or supplemented in a writing signed by duly authorized representatives of both parties, together with the Exhibits hereto.

           "Assumed Liabilities" mean the liabilities or obligations of Seller relating to the Business that are specifically assumed by Buyer pursuant to
Section 2.3.

           "Business" means the business of providing home health care in the Counties of Nassau and Suffolk, State of New York and the incidents of such business, including income, cash flow, operations, condition (financial or other), anticipated revenues and prospects.

           "Buyer's Escrow Agent" means Robinson Brog Leinwand Greene Genovese & Gluck, P.C.

           "Claim" means a claim of a Loss arising in connection with any of the matters set forth in Section 10.2 or 10.3.

           "Closing" means the consummation of the purchase and sale transaction contemplated by this Agreement and shall be deemed to have occurred effective as of 12:01 a.m. on the Closing Date.


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           "Closing Date" means the day on which the Closing actually occurs.

           "Closing Escrow Agreement" means the escrow agreement among Buyer, Sellers and Buyer's Escrow Agent in the form annexed hereto as Exhibit 3.1(b).

           "Code" means the Internal Revenue Code of 1986, as amended.

           "Contract Escrow Agreement" means the escrow agreement among Buyer, Sellers and Sellers' Escrow Agent in the form annexed hereto as Exhibit 3.1(a).

           "Contracts" means the contracts to which either Seller is a party or by which it is bound as set forth on Schedule 2.1(a).

           "Deposit" means the payment made by Buyer pursuant to Section 3.1(a).

           "Discharge Plan" means the plan to be submitted by Sellers to the New York State Department of Health for the surrender of their licenses and the discharge of their patients.

           "Encumbrance" means in respect of any property or right, any claim, charge, covenant, easement, encumbrance, security interest, lien (tax or otherwise), option, pledge, right of another, servitude, or restriction (whether on sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

           "Excluded Assets" means those assets of Seller referred to in Section 2.2.

           "Fixed Assets" means the fixed, tangible assets listed on Schedule 2.1(c).

           "Guaranty" means the Guaranty of Paul Manson and Cora Baliff annexed hereto as Exhibit 4.2(e).

           "Hours Measuring Period" means the four week period commencing on April 28, 1997 and ending on May 25, 1997, provided the conditions to the obligations of Buyer have been satisfied and Sellers have notified Buyer they are ready to close on or before June 6, 1997, but if such conditions have not been satisfied or Sellers are not ready to close, the Hours Measuring Period shall be the four weeks immediately prior to the Closing Date.


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           "Indemnifiable  Claim" means any Loss for or against  which any party is entitled to indemnification under this Agreement; "Indemnified Party" means the party entitled to indemnity hereunder; and "Indemnifying Party" means the party obligated to provide indemnification hereunder.

           "Leases" means the lease agreements covering the leasehold interests at 50 Clinton Street, Hempstead, New York 11550 and 1787 Veterans Highway, Islandia, New York 11779, together with all amendments, modifications, alterations and other changes thereto (each, individually referred to as a "Lease").

           "Loss" means any action, cost, damage, disbursement, expense, liability, loss, deficiency, obligation, penalty, fine, assessment or settlement of any kind or nature, whether foreseeable or unforeseeable, including but not limited to, interest or other carrying costs, penalties, legal, accounting or other professional fees or expenses incurred in the investigation, collection, prosecution or defense of claims, inquiries, hearings or other legal or administrative proceedings, and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified person.

           "Order" means any decree, injunction, preliminary injunction, temporary restraining order, judgment, order, ruling, assessment or writ except for (i) Permits issued to Sellers or statutes and regulations applicable to the parties in the ordinary course of business and (ii) the assignment of cases and directions and orders relating thereto from Nassau or Suffolk County officials in the ordinary course of Sellers' business.

           "Past Practice" means a lawful practice followed or observed by Seller in its operation of the Business during the twelve-month period ended December 31, 1996.

           "Permit" means any license, permit, franchise, certificate of authority, or order, or any waiver of the foregoing, required to be issued by any governmental entity in connection with, and necessary to the operation of, the Business.

           "Plan" means any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) or any "employee pension benefit plan" (as defined in
Section 3(2) of ERISA and not exempted under Section 4(b) or 201 of ERISA), including any "multi-employer pension plan" (as defined in Section 3(37) of ERISA).

           "Purchased  Assets"  means the assets of Seller  described in Section
2.1.

           "Purchase Price" has the meaning set forth in Section 3.1.


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           "Rate" means a uniform  statewide PCA Level II Medicaid rate for home health care services applicable for the year 1997, if any, or if in lieu of such uniform statewide rate there are two separate (but uniform within each region) rates established statewide, one for the so-called "upstate" and the other for the "downstate" region, the uniform rate that is applicable to the "downstate" region. Any rate for 1997 for home health care services other than the Rate shall for purposes of this Agreement be defined as a "Nonuniform Rate".

           "Required Consents" means the consents, waivers, approvals, licenses and authorizations listed on Schedule 5.2.

           "Sellers' Escrow Agent" means Hoffinger Friedland Dobrish Bernfeld & Stern, P.C.

           "Tax" means any foreign, federal, state, county or local income, sales and use, excise, franchise, real and personal property, transfer, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding tax or charge imposed by any governmental entity, any interest and penalties (civil or criminal) related thereto or to the nonpayment thereof, and any Loss in connection with the determination, settlement or litigation of any Tax liability.

                                   ARTICLE II
                                 SALE OF ASSETS

           2.1 Purchased Assets: Subject to this Agreement, Sellers shall, at the Closing, sell, assign, transfer and convey to Buyer, and Buyer shall then purchase and acquire from Sellers, all of Sellers' right, title and interest in and to:

           (a) the Contracts and all Sellers' rights and interests arising thereunder;

           (b) the Leases;

           (c) the Fixed Assets;

           (d) subject to regulatory approval(s), if required, patient lists and patient files of such patients as elect to be transferred to Buyer on or about the Closing Date pursuant to the Discharge Plan; and

           (e)  employee  lists  and  files,   including  names,  addresses  and
telephone numbers.


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           2.2 Excluded  Assets:  The  Excluded  Assets shall be all of Sellers'
assets except for those included within the Purchased Assets, including, without limitation, the following Excluded Assets:

           (a) cash, accounts receivable on invoices for sales and services prior to the Closing Date whether invoiced before or after the Closing Date, and prepaid expenses of Sellers;

           (b) rights of Sellers under this Agreement;

           (c) Sellers' canceled checks, bank statements and tax returns;

           (d) claims, refunds, rights, choses in action and litigation and the proceeds thereof received or to be received by Sellers, irrespective of the date on which any such claim, refund, or right may arise or accrue;

           (e) Sellers' corporate minute books and stock records, tax records, general ledger and other books of original entry, and original payroll records;

           (f) all books,  records,  manuals  and other  materials  relating  to
Sellers'  business,   including,   without   limitation,   advertising   matter,
correspondence, sales materials and research and accounting records;

           (g) Sellers' Federal Tax Identification Numbers, Sellers' Department of Health License Number(s) and Sellers' Medicaid Provider Number(s);

           (h) Sellers' trade names "H.H.A.", "Home Health" and all derivatives thereof; and

           (i) the items of personal property listed on Schedule 2.2(i).

           2.3 Assumption of Certain Liabilities; Excluded Liabilities: Buyer shall, at the Closing, assume only those liabilities of Sellers that are expressly set forth on Schedule 2.3, provided that with respect to all leases, contracts, commitments, licenses, agreements and arrangements assumed by Buyer pursuant to this Section 2.3, all obligations of Sellers arising thereunder and to be performed prior to the Closing Date shall not be assumed by Buyer. Assumed Liabilities shall not include any other liabilities of Sellers of any kind or nature, whether absolute, contingent, accrued, known or unknown, which shall remain the liabilities of Sellers. Buyer shall not be obligated to engage any of Sellers' employees after the Closing. Sellers shall at or before Closing pay its employees all salary, bonus, vacation and sick pay, and other similar benefits that may have accrued to such employees as of the Closing Date, no part of which shall be assumed by Buyer; and in the event Buyer shall engage any of Sellers' employees after the Closing, Sellers shall have no responsibility for

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any salary,  bonus,  vacation and sick pay, and other similar  benefit Buyer may agree to pay such employees after the Closing (even if it purports to relate to a period prior to the Closing Date).

                                   ARTICLE III
                                 PURCHASE PRICE

           3.1 Purchase Price: The price for the Purchased Assets shall be One Million One Hundred Fifty Thousand ($1,150,000) Dollars (the "Purchase Price"). The Purchase Price shall be payable to Sellers as follows:

                      (a) $50,000, to Sellers' Escrow Agent, by the delivery to Sellers' Escrow Agent concurrent with the execution hereof of a check, subject to collection, payable to Sellers' Escrow Agent in such amount, to be held by Sellers' Escrow Agent in accordance with the terms of the Contract Escrow Agreement;

                      (b) $50,000, to Buyer's Escrow Agent, by the delivery to Buyer's Escrow Agent at Closing of a certified or bank cashier's check, drawn on a New York clearing house member, payable to Buyer's Escrow Agent in such amount, to be held by Buyer's Escrow Agent until the first anniversary of the Closing Date as security for the obligations of Sellers pursuant to Section 10.2 hereof in accordance with the terms of the Closing Escrow Agreement; and

                      (c) the balance, subject to the provisions of Section 3.3(a)(i), by delivery by Buyer to Sellers at Closing of a certified or bank cashier's check, drawn on a New York clearing house member, or, at the option of Buyer, by wire transfer in such amount to an account designated by Sellers. As additional consideration, Buyer shall assume the Assumed Liabilities.

           3.2 Prorations: At the Closing, the parties shall apportion any rents or other charges paid or payable under the Leases for the periods prior to and subsequent to the Closing Date and Buyer shall reimburse Sellers for any security deposits, utility deposits, etc. assigned by Sellers to Buyer in connection with the Leases or other Purchased Assets.

           3.3 Adjustments: The Purchase Price shall be subject to either or both of the following adjustments:

                      (a) If a Rate shall have been fixed and at an amount less than $11.82 per hour, the Purchase Price shall be reduced by One Thousand Five Hundred Thirty-One and 25/100 ($1,531.25) Dollars for each one ($.01) cent the Rate is fixed below $11.82 per hour. For purposes of example only, if the Rate is fixed at $11.02, the Purchase Price shall be reduced by One Hundred Twenty-Two Thousand Five Hundred ($122,500) Dollars. In the event no Nonuniform Rate and no Rate has been

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           fixed prior to the Closing Date,  and all of the other  conditions to
           Closing have been satisfied or waived by the party entitled to waive such conditions, the parties shall nevertheless close pursuant to the terms of this Agreement, as follows:

                                 (i) Buyer shall pay to Buyer's Escrow Agent the
                      sum of $50,000 pursuant to Section 3.1(b) and shall pay to Sellers' Escrow Agent the balance of the Purchase Price (less (x) any credit for the Deposit [which shall continue to be held by Sellers' Escrow Agent], (y) the sum of $250,000, which shall be paid to Sellers in the manner provided in Section 3.1(c), without reference to this subparagraph, and (z) any reduction resulting from the application of Section 3.3(b) following), to be held by Sellers' Escrow Agent in accordance with the terms of the Contract Escrow Agreement until a Nonuniform Rate or a Rate has been fixed or as hereinafter provided.

                                 (ii) If (x) a  Nonuniform  Rate is fixed,  or a
                      Rate is fixed at $11.82 per hour or higher, the entire amount in escrow, together with the Deposit, shall be paid to Sellers free of escrow, or (y) a Rate (if any) is fixed at less than $11.82 per hour, Sellers' Escrow Agent shall pay to Buyer an amount equal to the reduction in the Purchase Price calculated in accordance with the formula set forth above and shall pay to Sellers the balance of the amount in escrow, together with the Deposit.

                                 (iii)  Notwithstanding  the  foregoing,  if  no
                      Nonuniform Rate or no Rate has been fixed prior to December 31, 1997, Seller's Escrow Agent shall, in accordance with the terms of the Contract Escrow Agreement, pay to Sellers out of the funds held in escrow an amount that, when added to subparagraph (i)(y), will cause Sellers to have received payments on account of the Purchase Price to which Sellers would be entitled were the Rate to be fixed at $10.22 per hour, less the $50,000 which has been paid to Buyer's Escrow Agent pursuant to
                      Section 3.1(b). Further, if no Nonuniform Rate or no Rate has been fixed prior to March 31, 1998, Seller's Escrow Agent shall, in accordance with the terms of the Contract Escrow Agreement, pay to Sellers on account of the Purchase Price the balance of the funds it is then holding in escrow.

                                 (iv) In the event that by virtue of the payments set forth in subparagraphs (i) or (iii) of this
                      Section 3.3(a), Sellers shall receive a greater portion of the Purchase Price than they are found to be entitled to once the Rate has been fixed, Sellers shall promptly upon demand from Buyer pay to Buyer the amount of any excess Purchase Price received by them. To secure such prompt payment, Paul Manson and Cora Baliff, the principals of Sellers, shall at Closing execute and deliver to Buyer the Guaranty.

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                      (b) If for the Hours Measuring Period,  Sellers shall have averaged 4,795 or more hours serviced per week in their combined operations, calculated in a manner consistent with Sellers' usual practice, but fewer than 5,100 hours, the Purchase Price shall be reduced by Two Hundred Ninety-Four and 12/100 ($294.12) Dollars for each hour the average serviced hours are below 5,100. For purposes of example only, if the average serviced hours during the Hours
           Measuring Period is 4,962, the Purchase Price shall be reduced by Forty Thousand Five Hundred Eighty-Eight and 56/100 ($40,588.56) Dollars. For purposes of calculating serviced hours hereunder, there shall be included (x) any hours serviced during the Hours Measuring Period by aides and field personnel employed by Buyer who were on the date of this Agreement employed by either of the Sellers and (y) any hours serviced during the Hours Measuring Period (except for hours already credited pursuant to clause (x) hereof) by any employee of Buyer with respect to cases that were on the date of this Agreement cases of either of the Sellers, except that no credit shall be given for cases of Sellers that were removed from Sellers during the Hours Measuring Period by the Nassau or Suffolk Department of Social Services at the patient's request or otherwise and subsequently
           offered  to  Buyer  in  the  ordinary   rotation  of  cases  by  such
           departments. In the event of a dispute between Buyer and Sellers as to the average serviced hours in the Hours Measuring Period, such dispute shall be submitted to Manzi Pino, P.C., or such other accounting firm as may be mutually agreeable to the parties, for resolution, the decision of which firm being final and binding on the parties.

           3.4 Allocation of Purchase Price: The Purchase Price shall be allocated by the Buyer among the Purchased Assets in accordance with Schedule
3.4 annexed hereto and made a part hereof. Such allocation shall be conclusive and binding for all purposes and the parties shall file all income or other tax returns in a manner consistent with such allocation.

                                   ARTICLE IV
                                    CLOSING

           4.1 Closing Date: The Closing under this Agreement shall take place at the offices of Robinson Brog Leinwand Greene Genovese & Gluck, P.C., 1345 Avenue of the Americas, New York, New York 10105, at 10:00 A.M. not later than ten (10) days after all Required Consents have been obtained in writing (or at such other time or place as Buyer and Seller may mutually agree). At the Closing, Sellers shall sell, assign and transfer the Purchased Assets to Buyer, and Buyer shall pay the Purchase Price in accordance with Section 3.1 and assume the Assumed Liabilities.

           4.2 Sellers Closing Documents: At the Closing, Sellers shall execute and deliver or cause to be executed and delivered to Buyer, at Sellers' cost and expense, the following:

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           (a) such bills of sale, assignments and other instruments of transfer as shall be necessary or required to sell, assign and transfer to Buyer all its right, title and interest in and to the Purchased Assets;

           (b) a certificate of each Seller's Secretary, reasonably satisfactory to Buyer, including a certificate of incumbency of all officers of each Seller executing any documents pursuant hereto and certifying the resolutions adopted by each Seller's directors and shareholders approving the sale of the Business and the Purchased Assets pursuant hereto;

           (c) the certificate referred to in Section 9.1(c);

           (d) the Escrow Agreement;

           (e) the Guaranty;

           (f) Assignment to Buyer of all right, title and interest of Sellers in and to all Leases included in the Purchased Assets (subject to the receipt of the Required Consents of the landlords), assignment of security deposits made by Sellers pursuant to any of the Leases, and assignment to Buyer of Sellers' rights to all damages in respect of exercise of the powers of eminent domain or similar power whether received before or after the Closing;

           (g) New York State sales tax filings, if required;

           (h) Certificate of good standing of each Seller from Secretary of State of the State of New York; and

           (i) Such other instruments of transfer, agreements, certificates and other documents as Buyer shall reasonably request.

           4.3 Buyer Closing Documents: At the Closing, Buyer shall execute and deliver to Seller or effect the following:

           (a) the checks or wire transfer as provided in Section 3.1 hereof;

           (b) A certificate of Buyer's Secretary, reasonably satisfactory to Sellers, including a certificate of incumbency of all officers of Buyer executing any documents pursuant hereto and certifying the resolutions adopted by Buyer's directors and shareholders approving the purchase of the Purchased Assets pursuant hereto;

           (c) the Escrow Agreement;

           (d) the certificate referred to in Section 9.2(c);

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



           (e) certificate of good standing for Buyer from the Secretary of State of the State of New York;

           (f) A check, subject to collection, payable to the New York State Sales Tax Bureau in the amount of the state and/or local sales tax on the portion, if any, of the Purchase Price allocated to Purchased Assets that are subject to sales tax; and

           (g) such other agreements, certificates and documents as Sellers shall reasonably request.

           4.4 Proceedings: All proceedings taken and all documents executed and delivered by the parties on the Closing Date shall be deemed to have been taken and executed simultaneously, and no proceeding shall be deemed taken nor any document executed or delivered until all have been taken, executed and delivered.

                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

           Sellers, jointly and severally, represent and warrant to Buyer, with the understanding that Buyer is relying on these representations and warranties in entering into this Agreement, as follows:

           5.1 Organization, Good Standing, Capitalization and Ownership: Each of the Sellers is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own, operate and lease its properties and the Purchased Assets and to carry on the Business as the same is now being conducted. Each of the Sellers only conducts its Business within the State of New York.

           5.2 Authority Relative to Agreements, etc.: Each of the Sellers has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each agreement, document, certificate or instrument contemplated hereby. The execution, delivery and performance by each Seller of this Agreement and each such agreement, document, certificate or instrument, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of the Board of Directors and shareholders of each Seller and except for the Required Consents, (i) do not require the consent, waiver, approval, license or authorization of any person, entity, or public authority, (ii) do not violate, with or without the giving of notice and/or the passage of time, any law, rule, or regulation, and (iii) subject to Schedule 5.2, will not conflict with or result in a breach or termination of any provision of, or constitute a default or give rise to a right of termination or acceleration under, or pursuant to any corporate charter, by-law, mortgage, deed of trust, indenture, written or oral,

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or  agreement,  written  or  oral,  or  instrument,  or any  Order,  law,  rule, regulation or any other restriction of any kind or character, to which each Seller is a party or by which it, the Business or any of the Purchased Assets may be bound, or result in the creation of any lien, charge or encumbrance upon any of the Purchased Assets or the Business in favor of any third party.

           5.3 Effect of Agreement: This Agreement has been duly executed and delivered by each Seller and constitutes, and each other agreement, document, certificate or instrument contemplated by this Agreement when executed and delivered hereunder shall constitute, a legal, valid and binding obligation of that Seller, enforceable against that Seller in accordance with its terms.

           5.4 Title to Assets: Subject to the Required Consents, each of the Sellers has good, valid and marketable title to its properties and assets, real, personal and mixed, that would be included in the Purchased Assets if the Closing took place on the date hereof, free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and other encumbrances and defects of title of any nature whatsoever.

           5.5 Contracts: Except for the Contracts and Leases, neither Seller is a party to or bound by any written or oral contracts, leases, licenses, agreements, permits, plans, commitments or binding arrangements relating to or affecting the Business or the Purchased Assets which would be binding upon Buyer. Subject to the Required Consents, each of the Contracts is in full force and effect and has not been assigned by Sellers, modified, supplemented or amended, and neither Sellers nor, to Sellers' knowledge, the other party to the Contracts, are in default under any of the Contracts.

           5.6 No Material Adverse Change: Except as set forth in Schedule 5.6, since November 30, 1996, there has been no change in the business, operations, assets or condition, financial or otherwise, of the Business from that in existence on such date other than changes occurring in the ordinary course of business, which changes have not, in the aggregate, materially adversely affected, and are not expected to materially adversely affect, the Business, and no employee or group of employees have terminated or noticed termination of their employment, voluntarily or involuntarily, which termination(s) would, except to the extent such employees have been engaged as employees by Buyer, materially reduce Sellers' workforce or result in the loss of a material part of Sellers' Business.

           5.7 No Outstanding Decrees: There are no Orders of any federal, state, county, municipal, foreign or other government or of any court, department, commission, board, bureau, agency or other instrumentality thereof outstanding against, or relating or applicable to either Seller or to any of its assets, properties or businesses including the Purchased Assets and the Business.

           5.8 Compliance with Law; Permits: Sellers have not received notice of any violation, nor to the best knowledge of Sellers are Sellers in violation of, any law, statute, ordinance, rule, regulation, order, judgment, writ, injunction, decree, registration or permit of any foreign, federal, state, county, municipal or other government or of any court, department, commission, board, bureau, agency or other instrumentality thereof, in each case limited to and relating to or in connection with the Purchased Assets or the Business.

           5.9 Litigation and Claims: Except as set forth on Schedule 5.9, there is no action, suit, legal or administrative proceeding, arbitration, investigation or other proceeding or claim pending or, to the knowledge of Sellers, threatened against, or affecting Sellers or any part of the Business or the Purchased Assets that, if adversely determined, might reasonably be expected to have a material adverse effect on the Business, the Purchased Assets (or the use, operation or value thereof), or either Seller's ability to perform this Agreement or any aspect of the transactions contemplated by this Agreement .

           5.10 Labor Matters:

           (a) Except as set forth on Schedule 5.10, there are no unfair labor practice, equal employment opportunity or wage and hour complaints against either Seller pending or threatened in writing before any court, arbitrator or the National Labor Relations Board or any other governmental or regulatory board or agency performing functions relating to employee rights or benefits. There is no labor strike, walkout, dispute, slowdown, disturbance or stoppage pending or threatened against or involving either Seller. There is no pending or, to the knowledge of Sellers, threatened representation question or organizational activities concerning the employees of either Seller.

           (b) There is no collective bargaining agreement affecting Sellers and there is no union representing the interests of any of the employees of either Seller. Except as set forth on Schedule 5.10, there are no pending suits, actions, administrative proceedings, arbitration or other proceedings between Sellers and any of their employees. To the best of their knowledge, except as set forth in Schedule 5.10, Sellers have complied in all material respects with all laws relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining and the payment of social security and similar taxes, and Sellers are not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

           5.11 Compliance with ERISA; Pension and Benefit Plans: Neither Seller maintains, or makes contributions to, or has in the past maintained or made contribution to, any Plan.

           5.12 Taxes: Each Seller has duly and timely (after giving effect to all appropriate extensions) filed or caused to be filed all federal, state, county, municipal, foreign and other income, franchise, excise, sales, use, withholding, unemployment and other tax returns and reports required to be filed by it. There are no unpaid Taxes and there are no known or proposed deficiency assessments in respect of any federal, state, county, municipal or other tax return filed by Sellers that might adversely affect the Purchased Assets or the Business. All monies required to be withheld by Sellers from employees for income taxes, social security and unemployment insurance taxes have been collected or withheld, and either paid to the respective governmental agencies or set aside in accounts for such purpose, or accrued, reserved against, and entered upon the books of Sellers in the ordinary course of the Business in accordance with Past Practice.

           5.13 Insurance: Set forth on Schedule 5.13 is a list of all policies of liability, fire, workers' compensation, and other forms of insurance (including self-insurance) owned or held by, or relating to, Sellers. There are no pending material liability or casualty claims by or against Sellers, the Purchased Assets or the Business not covered under any such policy. To the best of Sellers' knowledge, they are not in default with respect to any provision contained in any insurance policy, nor have Sellers failed to give any notice regarding or present any pending or threatened claim under any insurance policy in due and timely fashion.

           5.14 No Third Party Options: There are no existing options or rights held by or in favor of any person or entity to acquire any of the Purchased Assets or the Business or any interest therein.

           5.15 Books of Account: The books, records and accounts of Sellers maintained with respect to the Business, accurately and fairly reflect the transactions, assets and liabilities of each Seller with respect to the Business in all material respects.

           5.16 Condition of Tangible Assets: The Fixed Assets are in operating condition and repair, subject to normal wear, tear and maintenance, are usable in the regular and ordinary course of business and conform to all applicable laws, rules and regulations relating to their construction, use and operation.

           5.17 Real Property:

           (a) All real property and improvements located on the premises leased to Sellers and included in the Leases are set forth on Schedule 2.1(a). With respect to each rental property leased to or occupied by Sellers and identified on Schedule 2.1(a):

                      (i) Sellers have, prior to execution of this Agreement, delivered to Buyer a true and complete copy of every Lease with respect to which either Seller is a tenant, sublessor or subtenant; and

                      (ii) each Lease is in full force and effect and has not been assigned by the Seller/Tenant, modified, supplemented or amended, and neither Seller/Tenant nor the landlord under any such lease is in default under any of the Leases, and no circumstances or state of facts exists that, with the giving of notice or passage of time, or both, would permit the landlord under any Lease to terminate the Lease.

           (b) The water, electric, gas and sewer utility services currently available to Sellers under the Leases are adequate for the present use of the Leases by Sellers in conducting the Business.

           (c) Neither Seller has received a notice, oral or written, from any insurance carrier of such Seller of fire hazards with respect to the premises covered by the Leases.

           (d) Neither Seller has received a notice, oral or written, that any governmental body has commenced or intends to exercise the power of eminent domain or a similar power with respect to all or any part of the property leased to Sellers included in the Purchased Assets.

           (e) To the best of Sellers' knowledge, the Leases and the present uses thereof comply with the regulations of governmental bodies having jurisdiction over the relevant property, and neither Seller has received a notice, oral or written, from any governmental body that the Leases or any improvements erected or situate on the leased property, or the uses conducted thereon or therein, violate any regulations of any governmental body having jurisdiction over the Leases.

           (f) The improvements located on the premises subject to the Leases are in good condition and Sellers have no knowledge that such premises are not structurally sound or that the mechanical and other systems located therein are not in operating condition or that any condition exists requiring material repairs, alterations or corrections.

           5.18 Employees: There are, and at Closing there will be, no liabilities, claims or obligations to or by former or current employees of Sellers, including without limitation any severance obligations and liabilities of Sellers in connection with any retirement or pension program, any other employee benefit plans or collective bargaining, labor or employment agreement or other similar arrangement or obligations in respect of employee or retiree health benefits or health care plans and insurance that will become liabilities or obligations of Buyer after Closing; or any liability arising out of employment actions taken or not taken by Sellers prior to Closing, including but not limited to offers of employment, liability under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, any state fair employment statute, any unemployment or workers' compensation statute, or any statutory or common law theory of liability for alleged wrongful termination, failure to hire, promote, transfer, or provide any other incident of employment.

           5.19 Regulatory Audits: Since January 1, 1992, neither Seller has been compliance audited or examined by any federal, state, local or private payor representatives, except for those examinations the reports of which Sellers have previously delivered to Buyer for review.

           5.20 Disclosure: To the best knowledge of Sellers, neither this Agreement, nor any certificate, exhibit, schedule, list or other document or data furnished or to be furnished to Buyer by or on behalf of Sellers pursuant to or in connection with the negotiation, execution and delivery of this Agreement and transactions contemplated by this Agreement contains or will contain any untrue statement of any material fact, or omits or will omit to state a material fact (i) necessary to make the statements herein or therein not misleading, or (ii) necessary in order to provide Buyer with materially accurate and substantially complete information with respect to the matters covered thereby.

                                   ARTICLE VI
                               REPRESENTATIONS AND
                               WARRANTIES OF BUYER

           Buyer hereby represents and warrants to Sellers as follows:

           6.1 Organization and Good Standing: Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, has all requisite corporate power to own, operate and lease its properties and carry on its business as the same is now being conducted.

           6.2 Corporate Authority: Buyer has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, and each agreement, document or instrument required to be delivered hereby. The execution, delivery and the performance by Buyer of this Agreement, and each such agreement, document or instrument, and the consummation of the transactions contemplated hereby and thereby, have been authorized by all necessary action and except for the Required Consents, (i) do not require the consent, waiver, approval, license or authorization of any person, entity, or public authority,
(ii) do not violate, with or without the giving of notice and/or the passage of time, any provision of law, and (iii) will not conflict with or result in a breach or termination of any provision of, or constitute a default or give rise to a right of termination or acceleration under, any corporate charter, by-law, mortgage, deed of trust, indenture or other agreement or instrument or any order, judgment, decree, statute, regulation or any other restriction of any kind or character, to which Buyer is a party or by which any of its assets or properties may be bound, or result in the creation of any lien, charge or encumbrance upon any of the properties or assets of Buyer.

           6.3 Effect of Agreement, etc.: This Agreement has been duly executed and delivered by Buyer and constitutes, and each other document contemplated by this Agreement when executed and delivered in accordance with the provisions hereof shall constitute, a legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms.

           6.4 No Outstanding Decrees: There are no Orders of any federal, state, county, municipal, foreign or other government or of any court, department, commission, board, bureau, agency or other instrumentality thereof outstanding against, or relating or applicable to Buyer or to any of its assets, properties or business.

           6.5 Compliance with Law; Permits: Buyer has not received notice of any violation, nor to the best knowledge of Buyer is Buyer in violation of, any law, statute, ordinance, rule, regulation, order, judgment, writ, injunction, decree, registration or permit of any foreign, federal, state, county, municipal or other government or of any court, department, commission, board, bureau, agency or other instrumentality thereof, in each case limited to and relating to or in connection with its assets, properties or business.

           6.6 Litigation and Claims: There is no action, suit, legal or administrative proceeding, arbitration, investigation or other proceeding or claim pending or, to the knowledge of Buyer, threatened against, or affecting Buyer that, if adversely determined, might reasonably be expected to have a material adverse effect on Buyer's ability to perform this Agreement or any aspect of the transactions contemplated by this Agreement.

           6.7 Disclosure: To the best knowledge of Buyer, neither this Agreement, nor any certificate, exhibit, schedule, list or other document or data furnished or to be furnished to Sellers by or on behalf of Buyer pursuant to or in connection with the negotiation, execution and delivery of this Agreement and transactions contemplated by this Agreement contains or will contain any untrue statement of any material fact, or omits or will omit to state a material fact (i) necessary to make the statements herein or therein not misleading, or (ii) necessary in order to provide Sellers with materially accurate and substantially complete information with respect to the matters covered thereby.

                                   ARTICLE VII
                               COVENANTS OF SELLER

           Seller covenants and agrees as follows:

           7.1 Actions Pending the Closing: With respect to the operation of the Business and the ownership of the Purchased Assets between the signing of this Agreement and until the Closing:

           (a) Each Seller shall keep its corporate franchise and all other franchises and rights in full force and effect and shall not acquire any stock or business or assets of any other person, corporation or entity;

           (b) Each Seller shall use its best efforts to keep the Business intact and to preserve and maintain the Purchased Assets and preserve the goodwill of its patients, suppliers, referral sources and third party payors;

           (c) Each Seller shall conduct the Business and use the Purchased Assets only in the ordinary and usual course and in a manner consistent with Past Practice;

           (d) Except to the extent consistent with prior practice, neither Seller shall increase the compensation or rate of compensation payable to any field personnel nor shall any bonus or other extraordinary compensation be paid to any such person;

           (e) Sellers shall not enter into, create or assume any indebtedness for borrowed money or create any lien, encumbrance, mortgage or security interest in any of their properties or assets, or assume, guaranty, endorse or otherwise become liable with respect to the obligations of any other person or entity;

           (f) Sellers shall continue to maintain in full force and effect all policies of insurance described on Schedule 5.13 or comparable replacement insurance;

           (g) Sellers shall not amend or enter into any contract, agreement, lease, plan or other instrument or commitment to which either Seller is a party which would be binding on Buyer except in the ordinary course of the Business, and Sellers shall not enter into any long-term commitment to purchase or lease any capital assets which would be binding on Buyer;

           (h) Neither Seller shall enter into any transaction or take any other action that, if effected or taken prior to the date hereof, would constitute a breach of the representations, warranties or agreements set forth herein; and

           (i) If Sellers become aware of same, Sellers shall promptly notify Buyer of the existence of any condition or event that would constitute a breach of the representations and warranties hereunder.

           7.2 Compliance with Conditions: Sellers shall use their reasonable efforts in good faith to cause the Closing to be consummated and to cause the execution and delivery of the documents referred to in Section 4.2 hereof and to bring about the satisfaction of the conditions to the obligations of Buyer set forth in Section 9.1, provided that Sellers shall not be required to incur any significant or extraordinary expense or commence any litigation in order to satisfy such conditions, it being specifically understood that Sellers shall not be required to make any payments to any landlord to obtain said landlord's consent to an assignment of lease.

           7.3 Access: Buyer acknowledges that each Seller has caused its officers, directors, employees and agents to give to Buyer and its officers, employees and counsel reasonable access to the facilities, assets, properties, books of account, leases, agreements, records and personnel of the Business, and to furnish to Buyer or its representatives certain information concerning the Business as Buyer has requested in connection with its due diligence. Pending the Closing and thereafter, Sellers shall continue to provide Buyer with such information and data in Sellers' possession as Buyer may reasonably request.

           7.4 Cessation of Operations: Commencing on the Closing Date, Sellers shall suspend all of their business operations and shall diligently proceed to lay off all of their field personnel, cease providing any and all services to their patients, and surrender their home care licenses under Article 36 of the New York State Public Health Law pursuant to the Discharge Plan.

                                  ARTICLE VIII
                               COVENANTS OF BUYER

           Buyer covenants and agrees as follows:

           8.1 Compliance with Conditions: Buyer shall use its reasonable efforts in good faith to cause the Closing to be consummated and to cause the execution and delivery of the documents referred to in Section 4.3 hereof and to bring about the satisfaction of the conditions of the obligations of Sellers set forth in Section 9.2, provided that Buyer shall not be required to incur any significant or extraordinary expense or commence any litigation in order to satisfy such conditions, it being specifically understood that Buyer shall not be required to make any payments to any landlord to obtain said landlord's consent to an assignment of lease.

           8.2 No Solicitation: During the period between the date hereof and the Closing, Buyer shall not initiate or seek contact with any of Sellers' home health care aides, Sellers' other employees or any patients (or their family members) serviced by Sellers; nor shall Buyer (i) directly solicit for employment any of either Seller's officers, directors, employees or agents, including Sellers' field personnel or (ii) seek to obtain any of the patients serviced by Sellers or their cases, in whole or in part. Notwithstanding the foregoing, Buyer may during such period engage any personnel who are on the date hereof employees of Sellers who may respond to Buyer's newspaper advertisements or who may voluntarily seek employment with Buyer and may accept patient cases offered to it by the Department of Social Services or otherwise coming available through the voluntary actions of the subject patient.

           8.3 Post-Closing Access: After the Closing, for a period of seven (7) years from the Closing Date, Buyer (and any successors or assigns) shall retain and make available to Sellers for any lawful purpose, upon reasonable notice and at reasonable times, those books and records of the Business delivered by Sellers to Buyer as provided herein with respect to periods prior to the Closing and to actions and events after the Closing to the extent they relate to periods prior to the Closing, provided that such seven year period shall be extended for as long as is reasonably necessary to enable Sellers or their representatives to conduct or maintain any actions or suits accruing on or before the Closing Date, with respect to the specific categories of documents that Sellers notified Buyer are germane to such actions or suits.

           8.4 Maintenance of Records: Buyer (and any successors or assigns) shall maintain in their current condition all patient records delivered by Sellers to Buyer for a period commencing on the Closing Date and continuing until the later to occur of (i) seven (7) years after the date of the last entry in the medical record or (ii) one (1) year after any patient or former patient who was a minor on the Closing Date reaches his or her majority, or (iii) any time period required by applicable law, or Federal, state or local agency regulation, provided that any such period shall be extended for as long as is reasonably necessary to enable Sellers or their representatives to conduct or maintain any actions or suits accruing on or before the Closing Date. If Buyer ceases to conduct operations prior to the end of such seven year period, Buyer shall give Sellers sixty (60) days' prior written notice and an opportunity to accept from Buyer a transfer of such patient records from Buyer, and if Sellers elect not to accept such patient records, Buyer's obligations under this Section
8.3 shall cease. This covenant shall be contained in any subsequent sale or transfer of the Business by Buyer.

                                   ARTICLE IX
                  CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

           9.1 Conditions to the Obligations of Buyer: The obligations of Buyer hereunder shall be subject, to the extent not waived by Buyer, to the following conditions:

           (a) The representations and warranties of Sellers set forth herein shall be true and correct in all material respects as of the date when made and shall be deemed to be made again at and as of the time of the Closing and shall then be true and correct, provided, however, that for purposes of this condition, any representation or warranty that is by its terms limited to the knowledge of Sellers shall not be deemed so limited.

           (b) Each Seller shall have performed and complied with all covenants required by this Agreement to be performed or complied with by it prior to or at the Closing.

           (c) Each Seller shall deliver to Buyer a certificate, dated as of the Closing Date, signed by the Chief Executive Officer of such Seller, certifying to the fulfillment as to such Seller of the conditions specified in subparagraphs (a) and (b) hereof.

           (d) All corporate action required to be taken by Sellers in connection with the transactions contemplated by this Agreement shall have been taken, all documents incident thereto shall be reasonably satisfactory in substance and form to Buyer, and Buyer shall have received such originals or copies of such documents as it may reasonably request.

           (e) No order of any court or governmental agency shall be in effect that restrains or prohibits the consummation of the transactions contemplated by this Agreement, or that would limit or adversely affect the ability of Buyer to own or control the Purchased Assets or to operate the Business, nor shall there be pending or threatened in writing any action or proceeding by or before any such court or governmental agency seeking to prohibit or delay or challenging the validity of this Agreement or the transactions contemplated by this Agreement.

           (f) No suit, action, investigation, inquiry or proceeding by any person or entity or by any governmental body or other legal or administrative proceedings shall have been instituted that questions the validity or legality of this Agreement, the consummation of the transactions contemplated hereby, the sale of the Business and the Purchased Assets by the Seller, or the operation of the Business by Buyer.

           (g) There shall have been no material adverse change in the nature of Sellers' Business or in the workforce of home health aides between the date hereof and the Closing Date. Specifically, but not by way of limitation of this provision, it shall be deemed a material change in Sellers' business if for the four weeks immediately prior to the Closing Date, Sellers have averaged fewer than 4,795 serviced hours in their combined operations, calculated in a manner consistent with Sellers' usual practice.

           (h) Buyer shall have received the consent of the landlord to the assignment to Buyer of the Lease for the space located at 50 Clinton Street, Hempstead, New York together with the landlord's estoppel letter concerning Home Health, or Sellers shall have waived Buyer's obligations to assume the Lease (in which event Buyer shall not have the right to occupy such premises).

           (i) Buyer shall have received the consent of the landlord to the assignment to Buyer of the Lease for the space located at 1787 Veterans Highway, Islandia, New York together with the landlord's estoppel letter concerning HHA, or Sellers shall have waived Buyer's obligations to assume the Lease (in which event Buyer shall not have the right to occupy such premises).

           (j) Sellers' Closing documents described in Section 4.2 hereof in a form reasonably satisfactory to Buyer shall have been executed and delivered.

           (k) Buyer shall have received all the Required Consents necessary to be received by Buyer and Sellers shall concurrent with the Closing surrender their home care licenses under Article 36 of the New York State Public Health Law. All parties hereto represent each knows of no reason why the Required Consents should not be issued and all parties shall diligently pursue the Required Consents. Each party agrees to assist the other from time to time in complying with reasonable requests for such information as may be required to obtain the Required Consents.

           9.2 Conditions to the Obligations of Sellers: All the obligations of Sellers hereunder shall be subject, to the extent not waived by Sellers, to the following conditions:

           (a) All representations and warranties of Buyer contained in this Agreement shall be true and accurate in all material respects as of the date when made and shall be deemed to be made again at and as of the Closing and shall then be true and accurate in all material respects.

           (b) Buyer shall have performed and complied with all covenants required by this Agreement to be performed or complied with by it prior to or at the Closing.

           (c) Buyer shall deliver to Sellers a certificate, dated as of the Closing Date, signed by the Chief Executive Officer of Buyer, certifying to the fulfillment of the conditions specified in subparagraphs (a) and (b) hereof.

           (d) All corporate action required to be taken by Buyer in connection with the transactions contemplated by this Agreement shall have been taken, all documents incident thereto shall be reasonably satisfactory in substance and form to Sellers, and Sellers shall have received such originals or copies of such documents as they may reasonably request.

           (e) No order of any court or governmental agency shall be in effect that restrains or prohibits the consummation of the transactions contemplated by this Agreement, or that would limit or adversely affect the ability of Buyer to own or control the Purchased Assets or to operate the Business, nor shall there be pending or threatened in writing any action or proceeding by or before any such court or governmental agency seeking to prohibit or delay or challenging the validity of this Agreement or the transactions contemplated by this Agreement.

           (f) Buyer's Closing documents described in Section 4.3 hereof in a form reasonably satisfactory to Sellers shall have been executed and delivered.

           (g) No suit, action, investigation, inquiry or proceeding by any person or entity or by any governmental body or other legal or administrative proceedings shall have been instituted that questions the validity or legality of this Agreement, the consummation of the transactions contemplated hereby, or the operation of the Business by Buyer.

           (h) Sellers shall have received all the Required Consents necessary to be received by Sellers.

                                    ARTICLE X
                         SURVIVAL OF REPRESENTATIONS AND
                      WARRANTIES; DAMAGES; INDEMNIFICATION

           10.1 General Survival: Notwithstanding any investigation or audit conducted before or after the Closing Date, each party shall be entitled to rely upon the representations and warranties in this Agreement to the extent hereinafter set forth. The parties hereto agree that the representations and warranties of the parties contained in this Agreement shall survive for the period of time represented by three months following the expiration of applicable statute of limitations to claims asserted by a party concerning such matters.

           10.2 Indemnification by Sellers:

           (a) Sellers hereby, jointly and severally, covenant and agree with Buyer that they shall indemnify Buyer and its directors and officers and each of their successors and assigns, and the directors and officers of any such successors and assigns, and hold them harmless from, against and in respect of any Indemnifiable Claims incurred by any of them arising out of:

                      (i) the operation of the Business prior to the Closing Date and the liabilities of Sellers, whether accrued, absolute, contingent or otherwise, to the extent not included in the Assumed Liabilities;

                      (ii) any breach of any of the representations and warranties of Sellers that survive Closing pursuant to Section 10.1 to the extent and for the period of such survival, provided, however, that for purposes of this indemnity, any representation or warranty that is by its terms limited to the knowledge of Sellers shall not be deemed so limited and provided further, that Buyer shall be entitled to indemnity under this Section 10.2(a)(ii) only if and to the extent that Sellers' breach of any representation or warranty results in monetary damage to Buyer;

                      (iii) Buyer's waiver of Sellers' compliance with any applicable Bulk Sales Law; and

                      (iv) any action, suit, proceeding, compromise, settlement, assessment or judgment relating to any Indemnifiable Claim.

           (b) If, by reason of the assertion of an Indemnifiable Claim by any third party, a lien, attachment, garnishment or execution is placed upon any of the property or assets of an Indemnified Party, Sellers shall furnish an indemnity bond so as to obtain the prompt release of such lien, attachment, garnishment or execution. Buyer shall notify Sellers of any Indemnifiable Claims, promptly after Buyer becomes aware of any such Claims. If any Claims are litigated, arbitrated, settled or reduced to final judgment and Buyer is reimbursed by a third party for any costs advanced by Seller pursuant to this
Section 10.2, Buyer shall return such sums to Sellers together with interest to the extent Buyer received interest on such sums.

           10.3 Indemnification by Buyer.

           (a) Buyer hereby covenants and agrees with Sellers that it shall indemnify Sellers and their respective directors and officers and each of their successors and assigns and the directors and officers of any such successors and assigns, and hold them harmless from, against and in respect of any Indemnifiable Claim arising out of:

                      (i) the operation of the Business on and following the Closing Date and the liabilities of Buyer, whether accrued, absolute, contingent or otherwise;

                      (ii) any breach of any of the representations and warranties of Buyer that survive Closing pursuant to Section 10.1 to the extent and for the period of such survival, provided that a Seller shall be entitled to indemnity under this Section 10.3(a)(ii) only if and to the extent that Buyer's breach of any representation or warranty results in monetary damage to that Seller;

                      (iii) the breach or cancellation of any Contract or the payment, settlement or other disposition of any of the Assumed Liabilities; and

                      (iv) any action, suit, proceeding, compromise, settlement, assessment or judgment relating to any Indemnifiable Claim.

           (b) If, by reason of the assertion of an Indemnifiable Claim by any third party, a lien, attachment, garnishment or execution is placed upon any of the property or assets of an Indemnified Party, Buyer shall furnish an indemnity bond so as to obtain the prompt release of such lien, attachment, garnishment or execution. Sellers shall notify Buyer of any Indemnifiable Claims, promptly after Sellers become aware of any such Claims, which could be made pursuant to this Section 10.3. If any Claims are litigated, arbitrated, settled or reduced to final judgment and either Seller is reimbursed by a third party for any costs advanced by Buyer pursuant to this Section 10.3, such Seller shall return such sums to Buyer together with interest to the extent such Seller received interest on such sums.

           10.4 Right to Defend, Etc. If the facts giving rise to an Indemnifiable Claim pursuant to Section 10.2 or 10.3 involve any actual Claim or demand by any third party against an Indemnified Party, the Indemnifying Party shall be entitled to notice of and be entitled (without prejudice to the right of any Indemnified Party to participate at its expense through counsel of its own choosing) to defend or prosecute such Claim at its expense and through counsel of its own choosing, which counsel shall be reasonably satisfactory to the Indemnified Party, if it gives written notice of its intention to do so to the Indemnified Party; provided that if the defendants in any action shall include both an Indemnified Party and an Indemnifying Party and the Indemnified Party shall have reasonably concluded, after consultation with the Indemnifying Party, that counsel selected by the Indemnifying Party has a conflict of interest because of the availability of different or additional legal defenses to the Indemnified Party, the Indemnified Party shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the Indemnifying Party. All notices under this Section 10.4 shall be given prior to the time by which the interests of the party or parties to be notified will be materially prejudiced as a result of the failure to have received such notice. Such Indemnified Party shall cooperate fully in the defense of such Claim and shall make available to the Indemnifying Party, as the case may be, all pertinent information under its control relating thereto, but shall be entitled to be reimbursed, as provided in Section 10.2 or 10.3, for all costs and expenses incurred by it in connection therewith.

           10.5 Non-Waiver: Failure of an Indemnified Party to give reasonably prompt notice of any Claim or Claims shall not release, waive or otherwise affect an Indemnifying Party's obligations with respect thereto except to the extent that the Indemnifying Party can demonstrate actual loss and prejudice as a result of such failure or that the failure to give notice by the Indemnified Party was intentional.

           10.6 Payment of Claim: Upon the determination of the liability of Sellers or Buyer under Section 10.2 or 10.3, as the case may be, after payment by the Indemnified

Party of, or upon entry of final judgment or reaching of a settlement in respect of, an Indemnifiable Claim, or determination of the Loss of Indemnified Party of the Loss occasioned by the breach of a representation and warranty by the Indemnifying Party, and notice thereof to the Indemnifying Party, the Indemnifying Party shall within thirty (30) days after receipt of such notice pay to the Indemnified Party the amount of the payment, judgment, settlement or Loss, as the case may be, or, if the Indemnified Party has not yet paid the Indemnifiable Claim to any third party giving rise thereto, pay the amount of the Indemnifiable Claim thus determined directly to such third party.

           10.7 Other Rights and Remedies Not Affected: The indemnification rights of the parties under this Article X are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto, including without limitation the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby; and the Deposit is not intended to be the full measure of any damages to which Sellers may be entitled in the event of a default by Buyer, provided that in the event Buyer shall be held liable to Sellers for damages, Buyer shall receive a credit against such damages in the event the Deposit is paid to Sellers.

                                   ARTICLE XI
                            POST-CLOSING OBLIGATIONS

           11.1 Further Assurances: If, at any time after the Closing, either party shall consider or be advised that any further assignments, conveyances, certificates, filings, instruments or documents or any other things are necessary or desirable to vest, perfect or confirm in Buyer title to the Purchased Assets, or to consummate any of the transactions contemplated by this Agreement, the other party shall, upon request and at the requesting party's expense, promptly execute and deliver all such proper deeds, assignments, certificates, filings, instruments and documents and do all things reasonably necessary and proper to vest, perfect or confirm title in Buyer and to otherwise carry out the purposes of this Agreement.

           11.2 Transfer of Funds: Buyer shall promptly transfer to Home Health or HHA, as appropriate, any sums received by Buyer after Closing (whether the result of inadvertent or erroneous collections of accounts receivable, retroactive increases in rates payable to Sellers prior to Closing, or otherwise) that are properly payable to the Sellers.

           11.3 Restrictive Covenant: In further consideration of the Purchase Price, after the Closing, Paul Manson and Cora Baliff, the principals of Sellers, shall not

           (a) for five (5) years after the Closing Date, directly or indirectly, as principal, agent, partner or consultant or in any other capacity, or through any affiliated entity over which they have control or with which they are associated in any way, engage, within the New York State counties of New York, Bronx, Kings, Queens, Staten Island, Nassau, Suffolk, Westchester, Rockland, Duchess, Putnam, Sullivan, Ulster and Orange, in any business or venture that offers home health care services. For purposes of this paragraph, direct or indirect ownership by Paul Manson and Cora Baliff of securities in the aggregate not in excess of 2% of any class of securities of a public company shall not be considered competition with Buyer;

           (b) solicit for themselves or any person other than Buyer the business of any person that is a referral source, customer, patient or client of Sellers, or was Sellers' referral source, customer, patient or client within two years prior to the Closing Date;

           (c) persuade or attempt to persuade any employee of either Seller or any individual who was Sellers' employee during the two years prior to the Closing Date, to leave the employ of Buyer; or

           (d) recognizing that Sellers' information regarding the property and business of Sellers' past and present clients, patients, customers and contracting parties ("Confidential Information") are valuable, special and unique assets of Sellers, use for their own benefit or for the benefit of any other employer or other person or disclose to any business, firm, corporation, association, venture or other entity or person for any reason or purpose whatsoever Sellers' Confidential Information or any part thereof.

           (e) Paul Manson and Cora Baliff acknowledge and agree that the covenants and undertakings contained in this Agreement relate to matters that are of a special, unique and extraordinary character and that a violation of any of the terms of this Section 11.2 will cause irreparable injury to Buyer and that the amount of such injury will be difficult, if not impossible, to estimate or determine and cannot be adequately compensated by monetary damages. Therefore, they agree that Buyer shall be entitled, in addition to all other rights and remedies available under this Agreement and applicable law, as a matter of course, to an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining any violation or threatened violation of any of such terms by Paul Manson and Cora Baliff and by such other persons as the court shall order.

                                   ARTICLE XII
                                  MISCELLANEOUS

           12.1 Termination of Agreement: This Agreement may be terminated by Sellers (but only acting jointly) or Buyer by delivering written notice to the other at any time prior to the Closing Date:

           (a) by the mutual written consent of all the parties hereto; or

           (b) by Sellers if there has been a material breach by Buyer of any representation, warranty, covenant or agreement contained herein or if any condition contained in this Agreement that must be met by Buyer becomes impossible to fulfill; or

           (c) by Buyer if there has been a material breach by Sellers of any representation, warranty or agreement or if any condition contained in this Agreement that must be met by Sellers becomes impossible to fulfill;

           (d) by either party if with respect to items 1 through 4 of Schedule 5.2, any of the applicable governmental agencies has formally rejected Buyer's application for a Required Consent; or

           (e) by either party if the Required Consents have not been received on or before July 1, 1998.

           12.2 Termination Liabilities: In the event this Agreement is terminated pursuant to Section 12.1 above, no party hereto shall have any liability to any other party hereto for costs, expenses, damages, loss of anticipated profits or otherwise; provided, that if termination occurs because of any misrepresentation or breach of warranty herein by a party hereto, such termination shall not preclude any rights that the other party hereto may have against such party for costs, expenses, damages, loss of anticipated profits or otherwise on account of such party's misrepresentation or breach.

           12.3 Bulk Transfer Law: Buyer hereby waives compliance by Sellers with the provisions of any so-called bulk transfer law of any jurisdiction in connection with the sale of the Purchased Assets to Buyer hereunder. Nothing herein contained shall be deemed to imply that any of the parties hereto asserts that any so-called bulk transfer law in fact applies to the within transaction.

           12.4 Waivers and Amendments:

           (a) This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto. The provisions of this Agreement may be waived only by an instrument in writing executed by the party granting the waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.

           (b) No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

           12.5 Fees and Expenses: Except as otherwise expressly provided in this Agreement, Buyer shall be responsible for all its fees and expenses incurred in connection with this transaction, and Seller shall be responsible for all its fees and expenses incurred in connection with this transaction. Buyer shall at the Closing pay to Sellers, in addition to the Purchase Price, the New York State and applicable local sales tax, if any, on the portion of the Purchase Price allocated to the Fixed Assets.

           12.6 Attorneys' Fees: In the event of any litigation concerning any controversy, claim or dispute between the parties hereto arising out of or in relation to this Agreement, or the breach hereof, or the interpretation hereof, the prevailing party shall be entitled to recover from the losing party reasonable attorneys' fees, and costs and expenses incurred therein or in the enforcement or collection of any judgment or award rendered therein. The "prevailing party" means the party determined by the court or arbitration panel to have most nearly prevailed, even if such party did not prevail in all matters, and not necessarily the one in whose favor a judgment is rendered.

           12.7 Notices: All notices, requests, demands and other communications required or which may be given under this Agreement shall be in writing and shall be deemed to have been duly given or made: if by hand, immediately upon delivery; if by telecopier immediately upon sending, provided it is sent during business hours on a business day, but if not, then immediately upon the beginning of the first business day after being sent; if by Federal Express, Express Mail or any other overnight delivery service, on the first business day after timely dispatch; and if mailed by certified mail, return receipt requested, two (2) days after receipt or the return of the notice to sender marked "unclaimed". All notices, requests and demands are to be given or made to the parties at the following addresses (or to such other address as either party may designate by notice in accordance with the provisions of this paragraph):

If to Home Health:       c/o Paul Manson
                         248 West Shore Road
                         New Preston, CT   06777
                         Telephone:                (860) 868-7541
                         Telecopier:               (860) 868-9375

If to HHA:               c/o Cora Baliff
                         72 Bacon Road
                         Old Westbury, NY   11568
                         Telephone:                (516)
                         Telecopier:               (516)

With a copy to:          Hoffinger Friedland Dobrish Bernfeld & Stern, P.C.
                         110 East 59th Street
                         New York, New York  10022
                         Attention:                David B. Bernfeld, Esq.
                         Telephone:                (212) 421-4000
                         Telecopier:               (212) 223-3857

If to Buyer:             175-20 Hillside Avenue
                         Jamaica, New York 11432
                         Attention:                Richard Garofalo, President
                         Telephone:                (718) 657-2966
                         Telecopier:               (718) 291-5987

With a copy to:          Robinson Brog Leinwand Greene Genovese & Gluck, P.C.
                         1345 Avenue of the Americas
                         New York, New York  10105
                         Attention:                Marshall J. Gluck, Esq.
                         Telephone:                (212) 586-4050
                         Telecopier:               (212) 956-2164

           12.8 Entire Agreement: This Agreement and the schedules and exhibits hereto set forth the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede any prior negotiations, agreements, letters of intent, understandings or arrangements between the parties hereto with respect to the subject matter hereof.

           12.9 Schedules: Any information or data disclosed on any schedule to this Agreement that is also relevant to any other schedule to this Agreement shall be deemed to be included in such other schedule as if set forth therein in full.

           12.10 Binding Effect; Benefits: This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

           12.11   Non-Assignability:   This   Agreement   and  any  rights  and
obligations pursuant hereto shall not be assignable by any party hereto without the prior written consent of the other party.

           12.12 Brokers. The parties hereby represent to each other that no person or entity has acted as investment banker, broker or finder hereunder except for Stewart

Kramer or his business entity, for whose fees Sellers shall be responsible and except for Robert Chestman, for whose fee Buyer shall be responsible. Sellers agree to indemnify and hold Buyer harmless from and against any and all liability to which Buyer may be subjected by reason of the fees for Stewart Kramer or his business entity, and by reason of any other investment banker's, broker's, finder's or similar fee with respect to the transactions contemplated by this Agreement to the extent such fee is attributed to any action undertaken by or on behalf of Sellers. Buyer agrees to indemnify and hold harmless Sellers from and against any and all liability to which Sellers may be subjected by reason of the fee of Robert Chestman and by reason of any other investment banker's, broker's, finder's or similar fee with respect to the transactions contemplated by this Agreement to the extent such fee is attributable to any action undertaken by or on behalf of Buyer or any of its subsidiaries or affiliates.

           12.13 Applicable Law; Venue; Jurisdiction: This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York, applicable to contracts made and to be enforced in such state. Sellers and Buyer each hereby consent to the personal jurisdiction of the courts of the State of New York and the federal courts situated therein over any judicial proceeding under or that may otherwise arise out of this Agreement and agree not to contest venue for any such proceeding commenced in the courts of the State of New York in New York County or in the United States District Court for the Southern District of New York. Buyer hereby irrevocably appoints Robinson Brog Leinwand Greene Genovese & Gluck P.C. as agents for service of process for any such proceeding and each agree process for any such proceeding may be served by personally delivering a copy of the process to Robinson Brog Leinwand Greene Genovese & Gluck P.C., 1345 Avenue of the Americas, New York, New York 10105, Attention: Marshall J. Gluck, Esq. Sellers hereby irrevocably appoint Hoffinger Friedland Dobrish Bernfeld & Stern, P.C. as agent for service of process for any such proceeding and agrees process for any such proceeding may be served by personally delivering a copy of the process to Hoffinger Friedland Dobrish Bernfeld & Stern, P.C., 110 East 59th Street, New York, New York 10022, Attention: David B. Bernfeld, Esq.

           12.14 Public Announcements: The parties agree that public announce ments of this transaction shall be made on the following schedule:

                      (a) Concurrent with the execution hereof, Buyer may issue a press release containing the text set forth in Exhibit 12.14(a) annexed hereto and made a part hereof.

                      (b) On April 17, 1997, provided Buyer has obtained the applicable approval of the New York State Hospital Review and Planning Council, or as soon thereafter as such approval has been obtained by Buyer,

           Buyer  may  issue a press  release  containing  the text set forth in
           Exhibit 12.14(b) annexed hereto and made a part hereof.

Thereafter, each party is entitled to release to the public any and all information regarding the terms of this Agreement, including Buyer's filing of forms 8-K and related public announcements pursuant to applicable securities laws and regulations.

           12.15 No Further Negotiation. Sellers agree that they shall not enter into any negotiation with any third party for the sale of the Purchased Assets from the date hereof unless this Agreement is terminated pursuant to its terms.

           12.16 No Benefit to Others: The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto, and their successors and assigns, and they shall not be construed as conferring any rights on any other persons.

           12.17 Section and Other Headings: The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

           12.18 Counterparts: This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                                           HOME HEALTH AIDES, INC.


                                           By:___________________________
                                              Name:        Paul Manson
                                              Office:      President

                                           H.H.A. AIDES, INC.


                                           By:_____________________________
                                              Name:        Paul Manson
                                              Office:      Vice President

                                           HEALTH ACQUISITION CORP.
                                           D/B/A ALLEN HEALTH CARE SERVICES


                                           By:___________________________
                                              Name:        Richard Garofalo
                                              Office:      President

WITH RESPECT TO
SECTIONS 3.3(a)(iv) AND 4.2(e) ONLY:



___________________________
PAUL MANSON


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CORA BALIFF

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